Exhibit 99.1

TCR2 Therapeutics Reports First Quarter 2023 Financial Results and Provides Corporate Update

CAMBRIDGE, Mass., May 11, 2023 - TCR2 Therapeutics Inc. (Nasdaq: TCRR) (TCR2 or the Company), a clinical-stage cell therapy company with a pipeline of novel next-generation T cell therapies for patients suffering from solid tumors, today announced financial results for the first quarter ended March 31, 2023 and provided a corporate update.

“We are pleased with our continued progress during the last quarter which included the announcement of the strategic combination of TCR2 with Adaptimmune. We believe that the integration of the two companies’ complimentary technology platforms and pipelines focused on treating solid tumors has the potential to fundamentally change the war on cancer,” said Garry Menzel, Ph.D., President and Chief Executive Officer of TCR2 Therapeutics.

Recent Developments

•
TCR2 announced a strategic combination with Adaptimmune Therapeutics plc (Adaptimmune) to create a preeminent cell therapy company for solid tumors. The two companies entered into a definitive agreement under which Adaptimmune will combine with TCR² in an all-stock transaction. The transaction is expected to close in the second quarter of 2023, subject to approval by TCR2 stockholders and Adaptimmune shareholders and satisfaction or waiver of other closing conditions. Following the closing of the transaction, Adaptimmune shareholders will own approximately 75% and TCR² stockholders will own approximately 25% of the combined company. As a result, and following the closing of the transaction, it is anticipated that the combined company’s cash runway will extend into 2026. A special meeting of TCR2 stockholders to approve the merger with Adaptimmune will be held on May 30, 2023. Proxy materials and voting instructions have been made publicly available. Please call TCR2’s proxy solicitor, Innisfree M&A Incorporated, at (877) 750-8233, with any questions.
•
TCR2 presented Phase 1 gavo-cel data at the American Association for Cancer Research (AACR) meeting and published preclinical gavo-cel data in OncoImmunology.

Financial Highlights

•
Cash Position: TCR2 ended the first quarter of 2023 with $110.3 million in cash, cash equivalents, and investments compared to $149.2 million as of December 31, 2022. Net cash used in operations was $40.0 million for the first quarter of 2023 compared to $31.1 million for the first quarter of 2022.
•
R&D Expenses: Research and development (R&D) expenses were $29.2 million for the first quarter of 2023 compared to $22.3 million for the first quarter of 2022. The increase in R&D expenses was primarily due to an increase in clinical trial expenses associated with patient treatment and product manufacturing.
•
Impairment and Restructuring Expenses: Impairment expenses were $4.0 million for the first quarter of 2023 compared to $0.6 million for the first quarter of 2022. The increase in impairment expenses for the first quarter includes $2.1 million in severance and related costs and $1.9 million in charges related to construction in progress and certain laboratory equipment.
•
G&A Expenses: General and administrative expenses were $8.2 million for the first quarter of 2023 compared to $6.3 million for the first quarter of 2022. The increase in general and administrative expenses for the first quarter includes $3.6 million in transactions costs related to the proposed transaction with Adaptimmune.
•
Net Loss: Net loss was $40.4 million for the third quarter of 2023 compared to $29.1 million for the first quarter of 2022.

About gavo-cel, TC-510, and TC-520

Our most advanced program, gavo-cel, targets tumors that express the protein mesothelin.

TC-510 is an enhanced version of gavo-cel that co-expresses a PD-1:CD28 chimeric switch receptor that the Company believes may lead to deeper responses and more durable benefit.

TC-520 is the Company’s first TRuC-T cell targeting CD-70-expressing solid and liquid tumors which incorporates IL-15 pathway enhancements designed to improve T-cell persistence. TCR2 is currently advancing TC-520 to Investigational New Drug (IND) status.

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage cell therapy company developing a pipeline of novel next generation T cell therapies for patients suffering from solid tumors. The Company is focused on the discovery and development of product candidates against novel and complex targets utilizing its proprietary T cell receptor (TCR) Fusion Construct T cells (TRuC®-T cells). The TRuC platform is designed to specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). For more information about TCR2, please visit www.tcr2.com.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "may," "will," "could," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding: the therapeutic potential of gavo-cel, TC-510 and TCR2’s other product candidates, including potential improvements in efficacy, safety and durability in the Phase 2 portion of the gavo-cel trial, expectations regarding future growth and prospects, future clinical development plans and anticipated timing of data updates, the development of the Company’s TRuC-T cells, including their potential characteristics, applications and clinical utility, the potential therapeutic applications of the TCR2’s TruC-T cell platform, expected cash runway of the combined company following the closing of the proposed transaction with Adaptimmune, the benefits of the transaction with Adaptimmune and expectations regarding the timing for closing of the transaction with Adaptimmune.

The expressed or implied forward-looking statements included in this press release are only current expectations, beliefs, and predictions and are subject to a number of risks, uncertainties, assumptions and important factors, including, without limitation: uncertainties as to the timing for completion of the transaction with Adaptimmune; uncertainties as to TCR2’s and/or Adaptimmune’s ability to obtain the approval of Adaptimmune’s shareholders or TCR2’s stockholders required to consummate the transaction with Adaptimmune; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of Adaptimmune and TCR2 to terminate the Merger Agreement; the possibility that various closing conditions for the transaction with Adaptimmune may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity may prohibit, delay, or refuse to grant approval, if required, for the consummation of the transaction with Adaptimmune (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the transaction with Adaptimmune may not be completed in the time frame expected by Adaptimmune and TCR2, or at all; the risk that Adaptimmune and TCR2 may not realize the anticipated benefits of the transaction with Adaptimmune in the time frame expected, or at all; the effects of the transaction with Adaptimmune on relationships with Adaptimmune’s or TCR2’s employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction with Adaptimmune; significant or unexpected costs, charges or expenses resulting from the transaction with Adaptimmune; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the transaction with Adaptimmune; potential negative effects related to this announcement or the consummation of the transaction with Adaptimmune on the market price of Adaptimmune’s American Depositary Shares or TCR2’s common stock and/or Adaptimmune’s or TCR2’s operating or financial results; uncertainties as to the long-term value of Adaptimmune’s American Depositary Shares (and the ordinary shares represented thereby), including the dilution caused by Adaptimmune’s issuance of additional American Depositary Shares (and the ordinary shares represented thereby) in connection with the transaction with Adaptimmune; unknown liabilities related to Adaptimmune or TCR2; the nature, cost and outcome of any litigation and other legal proceedings involving Adaptimmune, TCR2 or their respective directors, including any legal proceedings related to the transaction with Adaptimmune; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of Adaptimmune’s or TCR2’s programs or product candidates; risks related to any loss of Adaptimmune’s or TCR2’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for Adaptimmune or TCR2’s product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Adaptimmune, TCR2 and/or their respective collaborators or licensees; the extent to which the results from the research and development programs conducted by Adaptimmune, TCR2, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Adaptimmune or TCR2’s product candidates, and the impact of studies (whether conducted by Adaptimmune, TCR2 or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to Adaptimmune’s or TCR2’s material contracts or arrangements; risks related to competition for Adaptimmune’s or TCR2’s product candidates; Adaptimmune’s or TCR2’s ability to successfully develop or commercialize Adaptimmune’s or TCR2’s product candidates; Adaptimmune’s, TCR2’s, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Adaptimmune’s or TCR2’s product candidates; unexpected increase in costs and expenses with respect to the proposed transaction or Adaptimmune’s or TCR2’s business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Adaptimmune’s and TCR2’s respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones, risks related to global economic conditions, including disruptions in the banking industry, and other risks set forth under the caption "Risk Factors" in TCR2’s definitive joint proxy statement/prospectus filed by TCR2 and dated as of April 20, 2023, most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties, assumptions and important factors, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those expressed or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. TCR2 undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Kathy Vincent

kathy@kathyvincent.com

Investor Contact:

Eric Sullivan

Chief Financial Officer

eric.sullivan@tcr2.com

TCR2 THERAPEUTICS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$14,446	$32,746
Investments	95,864	116,433
Prepaid expenses and other current assets	8,821	5,155
Assets held for sale	21,360	23,287
Total current assets	140,491	177,621

Property and equipment, net	3,342	6,166
Right-of-use assets, operating leases	5,811	22,510
Restricted cash	1,152	1,152
Other assets, non-current	717	787
Total assets	$151,513	$208,236

Liabilities and stockholders’ equity
Accounts payable	$6,320	$2,793
Accrued expenses and other current liabilities	9,217	10,823
Operating lease liabilities	3,268	21,834
Operating lease liabilities related to assets held for sale	28,668	28,611
Total current liabilities	47,473	64,061

Operating lease liabilities, non-current	2,710	3,316
Total liabilities	50,183	67,377

Stockholders’ equity
Common stock, $0.0001 par value; 150,000,000 shares authorized; 39,244,199 and 39,203,366 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	4	4
Additional paid-in capital	643,257	642,644
Accumulated other comprehensive income (loss)	(188)	(445)
Accumulated deficit	(541,743)	(501,344)
Total stockholders’ equity	101,330	140,859
Total liabilities and stockholders’ equity	$151,513	$208,236

TCR2 THERAPEUTICS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Operating expenses
Research and development	$29,265	$22,320
Impairments and restructuring charges	4,041	563
General and administrative	8,201	6,320
Total operating expenses	41,507	29,203
Loss from operations	(41,507)	(29,203)

Interest income, net	1,111	117
Loss before income tax expense	(40,396)	(29,086)

Income tax expense	3	36
Net loss	$(40,399)	$(29,122)

Per share information
Net loss per share of common stock, basic and diluted	$(1.03)	$(0.76)

Weighted average shares outstanding, basic and diluted	39,220,984	38,513,104

TCR2 THERAPEUTICS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(40,399)	$(29,122)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	615	706
Impairment and restructuring charges	3,044	(831)
Stock-based compensation expense	579	3,177
(Accretion) / Amortization on investments	(475)	20
Deferred tax liabilities	-	21
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,630)	(4,400)
Operating leases, net	(2,415)	375
Accounts payable	3,527	1,756
Accrued expenses and other liabilities	(2,856)	(2,836)
Cash used in operating activities	(40,010)	(31,134)

Investing activities
Purchases of equipment	(158)	(1,911)
Software development costs	-	(66)
Sale of equipment	543	-
Purchases of investments	(13,699)	(148,382)
Proceeds from sale or maturity of investments	35,000	32,989
Cash provided by (used in) investing activities	21,686	(117,370)

Financing activities
Proceeds from the exercise of stock options	34	115
Payment of deferred offering costs	(10)	(56)
Cash provided by financing activities	24	59

Net change in cash, cash equivalents, and restricted cash	(18,300)	(148,445)
Cash, cash equivalents, and restricted cash at beginning of year	33,898	223,720
Cash, cash equivalents, and restricted cash at end of period	$15,598	$75,275

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